UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) August 8, 2005
                                                          --------------

                               INFOCROSSING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                0-20824          13-3252333
      -------------------------------   -----------   ------------------
      (State or other Jurisdiction of   Commission      (IRS Employer
       Incorporation or Organization)   File Number   Identification No.)



             2 Christie Heights Street Leonia, New Jersey     07605
             ------------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

       Registrant's telephone number, including area code: (201) 840-4700
                                                           --------------
                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     | | Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR FOR FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This report may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance, including statements relating to products, customers, suppliers, business prospects and effects of acquisitions. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, without limitation: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of our products and services in the marketplace; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; our dependence on third party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Verizon Information Technologies Inc., now known as Infocrossing Healthcare Services, Inc.; and other risks and uncertainties including those set forth in this Report that could cause actual events or results to differ materially from any forward-looking statement. For any of these factors, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the appointment announced below, the Company entered into an Employment Agreement (the "Agreement") for a term of three years with Mr. Fields that provides, among other things, an annual salary of $300,000, which may be adjusted upwards annually by the Company's Board of Directors (the "Board") or a compensation committee of such Board; the ability to earn two bonuses, one of up to 100% of his annual salary and a second one of up to 50% of his annual salary (each bonus shall be prorated during 2005) based upon the achievement of goals to be determined by the Board or a compensation committee of such Board; a sign-on bonus of $100,000, half of which shall be paid August 15, 2005 and the second half of whcih shall be paid February 15, 2005; and the grant of an option to purchase 200,000 shares of the Company's common stock with an exercise price equal to the fair market value on August 8, 2005, vesting 25% immediately, 25% after one year, and the remainder over the next twenty-four months. The Agreement also provides for a severance payable under certain circumstances equal to 100% of annual salary if the termination occurs in the first year of the Agreement, 83.33% if the termination occurs in the second year, and 66.66% if the termination occurs in the third year, plus a prorated amount of the total bonus Mr. Fields would have been entitled to earn in the year of termination.


ITEM 5.02(c)  APPOINTMENT OF PRINCIPAL OFFICER

The Company announced on August 8, 2005 that Mr. Lee C. Fields, 46, has joined the Company to fill the newly created position of President - IT Outsourcing, pursuant to the Agreement discussed above.

Since 2004, Mr. Fields had been Managing Director of North American Sales & Business Development for Mercer Management Consulting, a global leader in growth strategies and operational excellence consulting. At Mercer, he was responsible for supporting the firm in opening new client relationships, improving the go-to-market approach and sales effectiveness of practices and directors, and building overall broader business development capabilities with the firm. From 1997 until 2003, Mr. Fields was with AnswerThink, Inc., a provider of technology-based business transformation solutions, at which he served in various sales, business development, and consulting roles including Chief Sales Officer from 2000 until 2003. Before joining AnswerThink in 1993, Mr. Fields was Vice President for The Learning Alliance, a business consulting, sales training, and sales force automation company. A graduate of Rutgers College with a degree in economics, Mr. Fields began his career at IBM, where he had held various sales marketing, training, and management positions from 1980 until 1993.


ITEM 9.01(c)  EXHIBITS.

          10 Employment Agreement dated as of August 8, 2005, by and between the Company and Lee C. Fields.

          99   Press release of the Company dated August 8, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INFOCROSSING, INC.


Date:  August 9, 2005                     By:   /s/ WILLIAM J. McHALE
                                              ----------------------------------
                                              William J. McHale
                                              SVP-Finance, CFO & Treasurer